Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-69951, No. 333-90635 and No. 333-39460) of our report dated
December 17, 1999, with respect to the consolidated financial statements of THINK New Ideas, Inc. for the year ended December 31, 1998, included in Answerthink, Inc.'s Annual Report (Form 10-K) for the year ended December 29, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

New York, New York
March 28, 2001